NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD APRIL 20, 1994



Dear Stockholder:

The Annual Meeting of Stockholders of Union Bancshares, Inc., will be held on Wednesday, April 20, 1994, at 1:30 p.m. in the Executive Suite, Third Floor, Union Center, 150 North Main, Wichita, Kansas
67202, for the following purposes:

       1. To elect six directors as set forth in the accompanying Proxy Statement; and

       2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The management of the Corporation is aware of no other matters that will come before the meeting. Stockholders of record at the close of business on March 9, 1994, will be entitled to vote at this meeting.

An Annual Report, a Proxy Statement, and a Proxy for the 1994 Annual Meeting are enclosed. You are requested to mark, date, and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience even if you plan to attend the meeting. Stockholders who are present at the meeting may withdraw their proxy prior to the exercise thereof and vote in person, if they so desire.

We hope you will attend this meeting in person.

                                             Very truly yours,

                                             /S/ JACK B. HINKLE
                                             Jack B. Hinkle
                                             Chairman of the Board

March 18, 1994

JBH/mm
Enclosures

                               UNION BANCSHARES, INC.

                 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                   APRIL 20, 1994

       This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders (the "Meeting") of Union Bancshares, Inc. ("UBI"), to be held on April 20, 1994, at 1:30 p.m. in the Executive Suite, Third Floor, Union Center, 150 North Main, Wichita, Kansas 67202, and at any adjournments thereof. Stockholders of record at UBI's close of business on March 9, 1994, will be entitled to vote at the Meeting.

       The Board of Directors of UBI is soliciting proxies with respect to the election of directors and any other matters to be submitted to the stockholders of UBI. Any such proxy, if received in time for voting and not revoked, will be voted at the Meeting in accordance with the instructions of the stockholder. If no instructions are given on the proxy, the proxy will be voted in favor of the candidates nominated by the Board of Directors.

       A proxy may be revoked at any time prior to its exercise (i) by filing, at the principal office of UBI, a written notice revoking such proxy or a duly executed proxy bearing a later date; or (ii) in the Meeting prior to the taking of a vote in person on any matter presented for a vote to the stockholders of UBI at the Meeting, whether or not such stockholder has previously given a proxy.

       Solicitation of proxies for the Meeting will be made initially by mail through this Proxy Statement. Proxies may also be solicited in person, by telephone, or by telegraph by the directors, officers, and other employees of UBI, none of whom will receive any additional compensation for their efforts. It is expected that banks, brokerage houses, and others will be requested to forward the soliciting material to their principals and obtain authorization for the execution of proxies. All costs of solicitation, including the costs of preparing, printing, assembling, and mailing this Proxy Statement and all papers which now accompany or may hereafter supplement the same, as well as the reasonable out-of-pocket expenses incurred by the above-mentioned banks, brokerage houses, and others, will be borne by UBI. UBI's executive office is located at 200 Union Center, 150 North Main, Wichita, Kansas 67202, telephone number (316) 261-4701. This Proxy Statement is being first mailed or given to holders of the Class A Common Stock of UBI on or about March 18, 1994.

       A copy of the UBI Annual Report filed on Form 10K with the Securities and Exchange Commission for the fiscal year ended
December 31, 1993, is enclosed herewith. The Annual Report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

UNION BANCSHARES, INC.
Proxy Statement for Annual Meeting of Stockholders
April 20, 1994
Page 2

                      PROPOSALS FOR SUBMISSION TO STOCKHOLDERS

       1.  ELECTION OF DIRECTORS

       Six (6) directors are to be elected at the Meeting, to hold office until the next annual meeting of stockholders or until their successors are duly elected. In voting for directors, each stockholder is entitled to exercise the right of cumulative voting, that is, to vote as many shares as shall equal the number of shares of stock held, multiplied by the number of directors to be elected; and to cast all of such votes for a single director or to distribute them among two or more of the number of directors to be elected. The six nominees receiving the highest number of votes represented at the meeting, either in person or by proxy, shall be elected as a director. It is intended that shares represented by the enclosed form of proxy will be voted in favor of the election as directors of the nominees named below, all of whom are now directors of UBI. Each of these nominees have served as a director of UBI for more than the past five years with the exception of Mr. Derek L. Park. Mr. Park was elected as a director of UBI on May 19, 1993. All of these nominees are members of the Board of Directors of UBI's subsidiary, Union National Bank of Wichita ("UNB"). If any other candidate for director is proposed at the Meeting by persons other than the Board of Directors, the shares represented by the proxy may be voted cumulatively for fewer than all nominees named to serve, if elected. If any of the nominees should become unavailable for election, the shares represented by such proxies will be voted for such substitute nominees as may be nominated by the Board of Directors.

       The following information is given with respect to the nominees:

                                                                       Served as
                                Principal Occupation,                  Director
     Name                   Other Directorship, and Age1                 Since
Jack B. Hinkle2,4         Sole proprietor, Hinkle Oil                      1982
                          Company, Independent Oil Producer;
                          Chairman of UBI's and UNB's
                          Board; Director of UNB since 1948;
                          age 82.

Randolph D. Love3,6       Vice President of Sales & Marketing              1986
                          and Director of The Love Box Company,
                          Inc.,manufacturer of corrugated shipping
                          containers; Director of UNB since 1986;
                          age 45.

UNION BANCSHARES, INC.
Proxy Statement for Annual Meeting of Stockholders
April 20, 1994
Page 3
                                                                       Served as
                                Principal Occupation,                  Director
     Name                   Other Directorship, and Age1                 Since
Robert D. Love6           President and Director of                        1982
                          The Love Box Company,
                          Inc., manufacturer of corrugated
                          shipping containers; Director of
                          UNB since 1958; age 70.

Derek L. Park7            President and Director of                        1993
                          PMS Foods, Inc., manufacturer
                          of industrial, food service and
                          retail food products; Director of
                          UNB since 1990; age 44.

Donald H. Pratt4          President and Director of                        1982
                          Butler Manufacturing Company,
                          manufacturer of building systems
                          for nonresidential construction;
                          Director of UNB since 1974; age 56.

William G. Watson5        President and Chief Executive                    1985
                          Officer of UBI and UNB;
                          Director of UNB since 1984; age 45.

1 Each of the Directors have held the position described for more than the past five years except as noted below.

2 Jack B. Hinkle is also a Director and President of UNB's only subsidiary, Union Center, Inc., a Kansas Corporation.

3 Randolph D. Love was Director of Union Boulevard National Bank from April, 1987 through December 1, 1989.

4    Jack B. Hinkle is the father-in-law of Donald H. Pratt.

5 William G. Watson was Chairman of the Board and Chief Executive Officer of Union Boulevard National Bank from February 1987 through December 1, 1989.

6    Robert D. Love is the father of Randolph D. Love.

7    Derek L. Park was elected as a Director for UBI on May 19, 1993.

UNION BANCSHARES, INC.
Proxy Statement for Annual Meeting of Stockholders
April 20, 1994
Page 4

                             PROXY STATEMENT INFORMATION

Voting Securities and Principal Holders Thereof

    As of March 9, 1994, the record date, UBI had 350,690 shares of Class A Common Stock outstanding and entitled to vote. Each share of such stock entitles the holder thereof to one vote, except that cumulative voting is permitted in voting for the election of directors, as described in paragraph one of page two hereof.

    UBI has approximately 343 stockholders, of whom three, directly or indirectly, own 5% or more of UBI Class A Common Stock. They and their interests are:

     Title         Name and Address         Amount and Nature of   Percent
   of Class       of Beneficial Owner       Beneficial Ownership  of Class
   Class A        Jack B. Hinkle                 144,1441            41.1%
   Common         Union Center Building
   Stock          Wichita, Kansas  67202

   Class A        Robert D. Love                 101,9902            29.1%
   Common         700 East 37th Street North
   Stock          Wichita, Kansas  67219

   Class A        William G. Watson               19,0143             5.4%
   Common         Union Center Building
   Stock          Wichita, Kansas  67202

   1 Jack B. Hinkle, a director of UBI, owns of record in his capacity as trustee of The Jack B. Hinkle Revocable Trust A, 144,144 shares of such stock. In addition, Mr. Hinkle holds an option to purchase 7,500 shares from William G. Watson.

UNION BANCSHARES, INC.
Proxy Statement for Annual Meeting of Stockholders
April 20, 1994
Page 5

   2 Robert D. Love, a director of UBI, owns of record as an individual 100 shares of UBI Class A Common Stock and beneficially through The Love Box Company, Inc., of which corporation Mr. Love and his immediate family are sole shareholders, 101,890 shares of such stock. As of July 16, 1982, a Voting Trust was established with respect to certain UBI stock owned by the Love interests. The sole trustee is Mercantile Bank of Kansas City, 1101 Walnut Street, Kansas City, Missouri. The Love Box Company, Inc., has deposited 15,340 (included in the 101,890 shares owned by The Love Box Company, Inc.) shares with the trustee, who has sole voting power over these shares. Mr. Love has voting power over the remaining 86,550 shares held by The Love Box Company, Inc.

   3 William G. Watson, a director of UBI, owns of record as an individual 18,789 shares of UBI Class A Common Stock and 25 shares in joint tenancy with his wife over which he has shared voting power. An additional 200 shares are owned by his wife, individually. See note 1 above as to certain agreements with Mr. Jack B. Hinkle.

Meetings of the Board of Directors and Committees

       During 1993, the UBI Board of Directors held 12 meetings. UBI's Audit Committee met three times during the year. UBI's Compensation Committee met two times during 1993. All directors attended at least 75% of the UBI Board and Audit Committee meetings and at least 50% of the Compensation Committee Meetings on which they serve as a member.

       Members of the UBI Audit Committee during 1993 consisted of Robert D. Love, Randolph D. Love, and Donald H. Pratt. Robert D. Love served as Chairman of the Committee. Due to new requirements of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), the election of new Audit Committee Members were required. The new Audit Committee Members for 1994 will be Richard
A. Curry, James N. Dondlinger, and Thomas D. White. Mr. Curry will serve as Chairman of the Committee. All of the new members serve as a Director for UNB. The functions of the UBI Audit Committee are to appoint independent certified public accountants to audit UBI and all its subsidiaries, to direct internal audit and loan review departments activities, to receive and review recommendations from the UBI auditors, and to report findings to the Board.

       Members of the UBI Compensation Committee during 1993 were Jack B. Hinkle, Robert D. Love, Randolph D. Love, Donald H. Pratt, and William G. Watson. Mr. Pratt serves as Chairman of the Committee. This Committee may, from time to time, appoint other members to the Committee. The functions of the UBI Compensation Committee are to review officer Performance Appraisals, officer salaries and bonuses, compensation of Board Committees, and to report to the Board actions and recommendations related to such matters.

       UBI has no other standing committees.

UNION BANCSHARES, INC.
Proxy Statement for Annual Meeting of Stockholders
April 20, 1994
Page 6

Executive Officers

       The executive officers of UBI, other than Messrs. Hinkle and Watson, who are listed above on pages two and three as nominees for election to the Board of Directors, are as follows:

       Steven C. Worrell (age 46) has served as Vice President, Treasurer, and Chief Financial Officer of UBI since its formation in 1982. For the past five years, Mr. Worrell's principal occupations have been: July 1988, Vice President, Secretary, Treasurer, and Chief Financial Officer of UBI, Executive Vice President, Secretary, and Chief Financial Officer of UNB. May 1993, elected as Director of UNB.

Security Ownership of Management

       The following table sets forth the Class A Common Stock of UBI held beneficially by each of its directors and nominees, and by its directors and officers as a group.

                                                  Amount and
    Title                                          Nature of
     of              Name and Address of          Beneficial         Percent
    Class             Beneficial Owner             Ownership        of Class
   Class A         Jack B. Hinkle                  144,1441           41.1%
   Common          Union Center Building
   Stock           Wichita, Kansas  67202

   Class A         Randolph D. Love                    1004              (4)
   Common          700 East 37th Street North
   Stock           Wichita, Kansas  67219

   Class A         Robert D. Love                  101,9902           29.1%
   Common          700 East 37th Street North
   Stock           Wichita, Kansas  67219

   Class A         Derek L. Park                       1004              (4)
   Common          P.O. Box 1099
   Stock           Hutchinson, Kansas  67504-1099

   Class A         Donald H. Pratt                   6,1073            1.8%
   Common          P. O. Box 917
   Stock           Kansas City, Missouri  64141

UNION BANCSHARES, INC.
Proxy Statement for Annual Meeting of Stockholders
April 20, 1994
Page 7
                                                  Amount and
    Title                                          Nature of
     of              Name and Address of          Beneficial         Percent
    Class             Beneficial Owner             Ownership        of Class
   Class A         William G. Watson                19,0145            5.4%
   Common          Union Center Building
   Stock           Wichita, Kansas  67202

   Class A         All directors and officers       272,928           77.8%
   Common          as a group (7 persons)
   Stock

   1  See note 1, page 4.

   2  See note 2, page 5.

   3  This total includes 5,570 shares owned by Mr. Pratt's wife and 100 shares owned by his son over which he shares voting power.

   4  Less than 1%.

   5  See note 1, page 4 and note 3, page 5.

Compensation of Directors and Executive Officers

      UBI has paid no salaries to any person, nor has it established any pension, profit sharing, or other compensation plans except a 401K plan which was established on January 1, 1989, and is inactive. UBI pays a monthly director's fee of $500 and a yearly directors retainer fee of $5,000. UBI paid, in 1993, $300 per meeting to the Chairman of its Audit and Compensation Committee and $100 per meeting to the other outside director members of these committees. The Compensation Committee approved an increase in outside director committee fees effective January 1, 1994. The committee chairperson fee will increase from $300 to $500 per meeting and committee member fee will increase from $100 to $250. UBI can give no other estimate concerning the compensation, if any, to be paid by UBI to its executive officers in the future.

UNION BANCSHARES, INC.
Proxy Statement for Annual Meeting of Stockholders
April 20, 1994
Page 8

      In the following table below are the only executive officers and directors of UBI who received cash compensation in excess of $100,000, which was paid by UBI and UNB for the year ended December 31, 1993:

Name                                ANNUAL COMPENSATION
and                                                                         All
Prinicipal                                                Other Annual     Other
Position                       Year    Salary    Bonus    Compensation*Compensation**

Jack B. Hinkle                 1993     80,000   57,000      23,780          -0-
Chairman of the                1992     80,000   57,000      23,547          -0-
Board of UBI                   1991     80,000   47,500      18,550          -0-
and UNB.

William G. Watson              1993    250,000  290,000      30,430        6,745
President and                  1992    250,000  240,000      25,883        6,546
Chief Executive Officer        1991    250,000  175,000      21,410        6,356
of UBI and UNB.

Steven C. Worrell              1993    110,000   50,000       9,339        6,000
Vice President, Secretary,     1992    100,000   35,000       4,198        5,063
Treasurer and Chief Financial  1991    100,000   50,000       3,936        5,625
Officer of UBI;
Executive Vice President,
Secretary and Chief Financial
Officer of UNB.

 * Other annual compensation includes directors' fees, life insurance, auto expenses, etc.
** All other compensation includes employer's contributions to the 401K Plan.

     The compensation disclosed does not include amounts attributable to club membership expenses provided to certain of such officers, which amounts did not exceed 10% of their cash compensation.

     The executive officers of UBI are participants in UNB's 401K Thrift Plan. The Thrift Plan allows an eligible participant to contribute from 1% to 12% of annual salary to the plan. UNB contributes 75% on the first 5% of a participants contribution. Forfeitures by terminated participants who are not fully vested are allocated to the remaining active participants.

UNION BANCSHARES, INC.
Proxy Statement for Annual Meeting of Stockholders
April 20, 1994
Page 9

     Generally, a participant in the 401K Thrift Plan who retires at age 65 or later or terminates after 7 or more years of service will be entitled to a distribution or rollover equal to 100% of his or her plan assets as provided by the plan document.

     Amount accrued pursuant to the plan during 1992 for the accounts of Mr. Watson was $6,745 and Mr. Worrell was $6,000 and for all directors and executive officers as a group was $12,745.
Both individuals are fully vested.

Board Compensation Committee Report

     The Compensation Committee meets annually in November of each year to review officers' performances, year-end promotions, salaries, bonus recommendations, and position requirements for UBI and its major subsidiary, UNB, for the following year. This process begins in late August with each officer completing a self-appraisal form. This form is then used by the officer's manager in completing the officer's review. These forms along with salary and bonus recommendations and any promotional or other officer recommendations are provided to the Compensation Committee for review and action. Members of the UBI Compensation Committee during 1993 were Jack B. Hinkle, Robert D. Love, Randolph D. Love, Donald H. Pratt, and William G. Watson. Mr. Pratt serves as Chairman of the Committee.

     Based upon this information, the Committee approves current year bonuses and salaries for the coming year. The Committee discusses and approves the salary and bonus of the CEO and Chairman of the Board, with each of these individuals being absent during these discussions. These recommendations are reported to and approved by the full Board of Directors of UBI and each of its subsidiaries as required. The Compensation Committee also meets in June of each year to follow up on and take action with regard to any issues from the November meeting. The Compensation Committee also reviews any special mid-year recommendations submitted to it by management.

     All officer positions, salaries, and position requirements are analyzed and reviewed against industry standards, as well as local and regional competition through information obtained from compensation consultants of peer financial institutions selected on the basis of similar size and profitability. The Committee sets salaries for all officers including executive officers, the CEO, and the Chairman based upon their performance over the prior year, the salaries of comparable positions, and the duties and responsibilities of each job. The Committee subjectively evaluates all these criteria with no specific emphasis on any one factor when setting compensation levels. Bonuses are paid to all officers including executive officers, based on performance over the prior year, accomplishment of goals established for the year, performance of the Company, and special accomplishments beyond the normal duties of the job. The CEO and Chairman bonuses are determined based upon the performance of the Company.

UNION BANCSHARES, INC.
Proxy Statement for Annual Meeting of Stockholders
April 20, 1994
Page 10


Performance Graph

     UBI stock is not actively traded or widely held and therefore, does not have a measurable market value. Because there is no measurable market value, a graph is not presented as it would not provide any meaningful conclusions.

Transactions with Management

     UNB which is UBI's principal subsidiary, has had, and expects to have in the future, banking transactions, including the making of loans, in the ordinary course of business with officers and directors of UBI and UNB and their associates, including associated companies. All loans in 1993 from UNB to such persons were made in the ordinary course of business; were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and did not involve more than the normal risk of collectability or present other unfavorable features.

     In 1984, UBI made loans to William G. Watson, President and Chief Executive Officer of UBI and UNB. The loan was made to finance the purchase of his principal residence, secured by a mortgage in favor of UBI, bearing an interest rate of 8.856% which interest rate increases to 2% over UNB's prime rate upon termination of employment at the discretion of UBI. UBI's highest aggregate amount outstanding to Mr. Watson in 1993 was $130,446. Mr. Watson paid off his total indebtedness to UBI on March 22, 1993.

Independent Public Accountants

     Coopers and Lybrand, Certified Public Accountants, assisted by Allen, Gibbs, & Houlik L.C., was the accounting firm which audited and reported on the UBI consolidated financial statements for the three years in the period ended December 31, 1992.

     On October 20, 1993, the Board of Directors of UBI, voted to dismiss Coopers & Lybrand as its independent accountants. This decision which was approved by the Audit Committee was recommended to the UBI Board based purely on cost efficiency and geographic location. Also, on October 20, 1993, the Board of Directors of UBI upon the approval and recommendation of the Audit Committee voted to engage Allen, Gibbs & Houlik L.C. as its independent accountants to audit UBI consolidated financial statements effective for the fiscal year ended December 31, 1993.

     During the three most recent fiscal years ended December 31, 1990, 1991 and 1992, and for the interim period from January 1, 1993 to current Coopers and Lybrand's reports did not include any adverse opinions, qualified opinions, or disclaimers. In addition, there were not any disagreements between Coopers & Lybrand and the management of UBI.

UNION BANCSHARES, INC.
Proxy Statement for Annual Meeting of Stockholders
April 20, 1994
Page 11


     As required under Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Form 8-K was filed to record the change in UBI's certified accounts.

     Representatives of Allen, Gibbs & Houlik L.C. are expected to be present at the stockholders' meeting to make any statement they may desire and to respond to appropriate questions concerning the Audit Report for the fiscal year ended December 31, 1993.

Time for Submission of Proposals of Stockholders

     Any stockholder who intends to present a proposal for action at the UBI 1995 Annual Meeting of Stockholders, currently scheduled to be held April 19, 1995, must comply with and meet the requirements of Regulation 14a-8 of the Securities and Exchange Commission.
That regulation requires, among other things, that a proposal be received by UBI at its principal executive office, 200 Union
Center, 150 North Main, Wichita, Kansas 67202, by December 20,
1994. If the date of the 1995 Annual Meeting is changed to a date more than thirty days earlier or later than April 19, 1995, UBI shall, in a timely manner, inform stockholders of such change and the date by which proposals of stockholders must be received for such inclusion.

                                        Proxy

UNION BANCSHARES, INC
150 North Main, Wichita  Kansas 67202

This Proxy is solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Mr. James N. Dondlinger and Mr. John A. Elliot, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all of the shares of Class A Common Stock of Union Bancshares, Inc., held of record by the undersigned on March 9, 1994, at the annual meeting of stockholders to be held of April 20, 1994 or any adjournments thereof.

1.       Election of Directors

         __For all nominees listed below         __WITHHOLD AUTHORITY
         (except as marked to the contrary       to vote for all nominees listed
          below)                                  below

     Nominees:  Jack B. Hinkle, Randolph D. Love, Robert D. Love, Derek L. Park,
                  Donald H. Pratt, William G. Watson

     (Instructions: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided.)

     ___________________________________________________________________________

2. Other Business: In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                              TO BE SIGNED ON THE OTHER SIDE
                                 (continued on other side)





This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1.

    Please sign exactly as name appears below. When shares are held by joint tenants, both signatures are required. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


    Dated:_________________________________________________,1994

    ___________________________________________________________
    Signature
    ___________________________________________________________
    Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE